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                               EXHIBIT (8)(a)(2)

                AMENDMENT NO. 16 TO WRL PARTICIPATION AGREEMENT
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                              AMENDMENT NO. 16 TO
                         PARTICIPATION AGREEMENT AMONG
                            WRL SERIES FUND, INC.,
                          PFL LIFE INSURANCE COMPANY,
                      AUSA LIFE INSURANCE COMPANY, INC.,
                  PEOPLES BENEFIT LIFE INSURANCE COMPANY AND
                TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

         Amendment No. 16 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc. ("AUSA"), Peoples Benefit Life Insurance Company ("Peoples") and Transamerica Occidental Life Insurance Company ("Transamerica") dated July 1, 1992, as amended ("Participation Agreement").

         WHEREAS, PFL has established the Legacy Builder Variable Life Separate Account, a separate account for purpose of selling variable life insurance policies and Transamerica has established the Transamerica Occidental Life Separate Account VUL-4, a separate account for purpose of selling variable life insurance policies, and each such variable life insurance policy will be funded by the WRL Series Fund, Inc.;

         WHEREAS, PFL will offer the Estate Enhancer Variable Life insurance policy through the Legacy Builder Variable Life Separate Account and Transamerica will offer the TransSurvivor Life variable universal life policy through the Transamerica Occidental Life Separate Account VUL-4; and

         WHEREAS, each of the current parties is desirous of adding a new sub-
section 1.9. under Article I. Sale of Fund Shares of the Participation
Agreement;

         NOW, THEREFORE, IT IS HEREBY AGREED that PFL, through its separate account, Legacy Builder Variable Life Separate Account, and Transamerica, through its Transamerica Occidental Life Separate Account VUL-4, will purchase and redeem shares issued by WRL Series Fund, Inc., subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Transamerica Occidental Life Separate Account VUL-4 as an additional "Account;" to add the Estate Enhancer Variable Life insurance policy issued by PFL and TransSurvivor Life variable universal life policy issued by Transamerica to the list of "Policies," and to add the WRL Gabelli Global Growth Portfolio, WRL Great Companies -Global/2/ Portfolio, and WRL LKCM Capital Growth Portfolio to the list of "Portfolios" of the WRL Series Fund, Inc.

         IT IS ALSO HEREBY AGREED that the following will be added as a new sub-
section 1.9. under Article I of the Agreement:

                  "The Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per-share basis to the Company on each Business Day. Any material errors in the calculation of net asset value, dividend and/or capital gain information shall be reported immediately upon discovery to the Company. Non-material errors will be corrected in the next Business Day's net asset value per
                  share. The Company will adjust the number of shares purchased or redeemed for the Account to reflect the correct net asset value per share."
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         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of December 1, 2000.

PFL LIFE INSURANCE COMPANY                  WRL SERIES FUND, INC.
By its authorized officer                   By its authorized officer


By:   /s/ Larry N. Norman                   By:   /s/ John K. Carter
   --------------------------                  --------------------------------
   Larry N. Norman                             John K. Carter
   Title: President                            Title: Vice President, Secretary
                                                      and Counsel

AUSA LIFE INSURANCE                         PEOPLES BENEFIT LIFE
COMPANY, INC.                               INSURANCE COMPANY
By its authorized officer                   By its authorized officer


By:   /s/ William L. Busler                 By:   /s/ Larry N. Norman
   --------------------------                  -----------------------------
   William L. Busler                           Larry N. Norman
   Title: Vice President                       Title: Executive Vice President

TRANSAMERICA OCCIDENTAL  LIFE
INSURANCE COMPANY
By its authorized officer


By:   /s/ Priscilla I. Hechler
   --------------------------
   Priscilla I. Hechler
   Title: Assistant Vice President and Assistant Secretary
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                              AMENDED SCHEDULE A

                          Effective December 1, 2000
                   Account(s), Policy(ies) and Portfolio(s)
                    Subject to the Participation Agreement

Accounts:         PFL Endeavor Variable Annuity Account
                  PFL Endeavor Platinum Variable Annuity Account
                  AUSA Endeavor Variable Annuity Account
                  Mutual Fund Account
                  PFL Life Variable Annuity Account A
                  PFL Life Variable Annuity Account C
                  PFL Life Variable Annuity Account D
                  PFL Retirement Builder Variable Annuity Account
                  AUSA Life Insurance Company, Inc. Separate Account C
                  Peoples Benefit Life Insurance Company Separate Account V
                  Legacy Builder Variable Life Separate Account
                  AUSA Series Life Account
                  Transamerica Occidental Life Separate Account VUL-3
                  PFL Life Variable Annuity Account E
                  Separate Account VA F
                  Transamerica Occidental Life Separate Account VUL-4


Policies:         PFL Endeavor Variable Annuity
                  PFL Endeavor Platinum Variable Annuity
                  AUSA Endeavor Variable Annuity
                  Atlas Portfolio Builder Variable Annuity
                  Extra Variable Annuity
                  Access Variable Annuity
                  Retirement Income Builder II Variable Annuity
                  AUSA & Peoples - Advisor's Edge Variable Annuity
                  Peoples - Advisor's Edge Select Variable Annuity
                  Legacy Builder II
                  Legacy Builder Plus
                  AUSA Financial Freedom Builder
                  Transamerica Elite
                  Privilege Select Variable Annuity
                  ARK Select Variable Annuity
                  Estate Enhancer Variable Life
                  TransSurvivor Life Variable Universal Life
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                        AMENDED SCHEDULE A (continued)

Portfolios:        WRL Series Fund, Inc.
                           WRL Janus Growth
                           WRL AEGON Bond
                           WRL. J.P. Morgan Money Market
                           WRL Janus Global
                           WRL LKCM Strategic Total Return
                           WRL VKAM Emerging Growth
                           WRL Alger Aggressive Growth
                           WRL AEGON Balanced
                           WRL Federated Growth & Income
                           WRL C.A.S.E. Growth
                           WRL NWQ Value Equity
                           WRL GE International Equity
                           WRL GE U.S. Equity
                           WRL J.P. Morgan Real Estate Securities
                           WRL T. Rowe Price Dividend Growth
                           WRL T. Rowe Price Small Cap
                           WRL Goldman Sachs Growth
                           WRL Goldman Sachs Small Cap
                           WRL Pilgrim Baxter Mid Cap Growth
                           WRL Salomon All Cap
                           WRL Dreyfus Mid Cap
                           WRL Third Avenue Value
                           WRL Dean Asset Allocation
                           WRL Great Companies - America (SM)
                           WRL Great Companies - Technology (SM)
                           WRL Value Line Aggressive Growth
                           WRL Gabelli Global Growth
                           WRL Great Companies - Global/2/
                           WRL LKCM Capital Growth